                                                     Exhibit 23.1





                 CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual
Report (Form 10-K) of Sunquest Information Systems, Inc. of our report dated February 5, 1999, included in the 1998 Annual Report to Shareholders of Sunquest Information Systems, Inc.

We also consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-06015) pertaining to the Employee Stock Purchase Plan and the Registration Statements
(Form S-8, No. 333-40541) and (Form S-8, No. 333-56713) pertaining to the Stock Incentive Plan of 1996 of Sunquest Information
Systems, Inc. of our report dated February 5, 1999 with respect to the consolidated financial statements of Sunquest Information
Systems, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1998.



                                     /s/  ERNST & YOUNG LLP


Pittsburgh, Pennsylvania
March 26, 1999